EXHIBIT 1


               AGREEMENT OF JOINT FILING, dated as of February 16, 1999, between James G. Dinan and York Investment Limited.


               In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them to a Schedule 13G (including subsequent amendments thereto) with respect to the Common Shares of Global Light Telecommunications Inc. The joint filing shall be signed by each of the persons named below and shall include a statement that neither such person is making any representations with respect to information included in such filing which has been furnished by another. This Joint Filing Agreement shall be included as an exhibit to such jointly filed
          Schedule 13G. In evidence hereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 16th day of February, 1999.


                                        YORK INVESTMENT LIMITED

                                        Dinan Management Corporation,
                                        Sub-Manager


                                        By:  /s/ James G. Dinan
                                             ------------------------------
                                             James G. Dinan, President


                                             /s/ James G. Dinan
                                             ------------------------------
                                             James G. Dinan



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